ANALYST PRESENTATION February 7, 2017 Paul B. Murphy, Jr. Chairman and CEO First Quarter 2020 Financial Results April 29, 2020 Exhibit 99.2

Disclaimers This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such factors include, without limitation, the “Risk Factors” referenced in our Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on May 21, 2018, and our Registration Statement on Form S-4 filed with the SEC on July 20, 2018, other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the following factors: business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; deteriorating asset quality and higher loan charge-offs; the laws and regulations applicable to our business; our ability to achieve organic loan and deposit growth and the composition of such growth; increased competition in the financial services industry, nationally, regionally or locally; our ability to maintain our historical earnings trends; our ability to raise additional capital to implement our business plan; material weaknesses in our internal control over financial reporting; systems failures or interruptions involving our information technology and telecommunications systems or third-party servicers; the composition of our management team and our ability to attract and retain key personnel; the fiscal position of the U.S. federal government and the soundness of other financial institutions; the composition of our loan portfolio, including the identity of our borrowers and the concentration of loans in energy-related industries and in our specialized industries; the portion of our loan portfolio that is comprised of participations and shared national credits; the amount of nonperforming and classified assets we hold; the possibility that the anticipated benefits of the merger with State Bank are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Cadence and State Bank do business. Cadence can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and Cadence does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. Certain of the financial measures and ratios we present, including “efficiency ratio,” “adjusted efficiency ratio,” “adjusted noninterest expenses,” “adjusted operating revenue,” “tangible common equity ratio,” “tangible book value per share” and “return on average tangible common equity”, “adjusted return on average tangible common equity”, “adjusted return on average assets”, “adjusted diluted earnings per share”, “pre-tax, pre-provision net earnings” and "adjusted pre-tax pre-provision net earnings,“ are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods. These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included in the Appendix.

First Quarter 2020 Highlights

Earnings	▪ Net loss of ($399.3) million or ($3.15) per share for the first quarter of 2020, with the loss due to a non-cash goodwill impairment charge of $412.9 million, net of tax, or ($3.26) per share. ▪ Adjusted net income[1] and adjusted earnings per share[1] were $12.5 million and $0.10, respectively. ▪ Adjusted pre-tax pre-provision net earnings[1] of $93.0 million or 2.11% of average assets compared to $94.9 million or 2.11% prior quarter.
Capital	▪ Tangible book value per share of $15.65, increasing $1.00 or +6.8% QoQ and up $2.42 or 18.3% YoY. ▪ Strong capital base -- Tangible common equity ratio of 11.5%; CET1 of 11.4%; Tier 1 Leverage of 10.1%; Tier 1 Risk Based of 11.4%; Total Risk Based of 13.8%.
Net Interest Margin	▪ Solid NIM of 3.80%. QoQ, NIM declined 9bp due solely to lower accretion; excluding accretion declines, all other NIM increased 2bp. ▪ Declining rate impact offset by lower deposit costs of 0.96%, dropping 18 bps QoQ, as well as positive impact of hedging and collar termination. Noninterest-bearing deposits increased to 27%. ▪ Terminated $4 billion notional collar in March 2020, locking in gain of $261.2 million, to amortize over estimated four years.
Efficiency	▪ Adj. noninterest expenses[1] $92.6 million, down $5.8 million or -5.9% from 4Q19. ▪ Adj. efficiency ratio[1] of 49.9%, improved from the linked quarter ratio of 50.9%
Credit Quality	▪ ACL increased to 1.83% of total loans compared to 0.92% at year-end 2019. – CECL Day 1 impact was a 63.4% or $75.9 million increase to ACL to $195.5 million. ACL at March 31, 2020 further increased to $245.2 million. ▪ Net charge-offs of $32.5 million or 99 bps of average loans and provision expense of $83.4 million. ▪ Total NPAs of $175.3 million, up $49.8 million QoQ, $35.5 million due to added NPLs from CECL adoption.

(1) *Considered a non-GAAP financial measure. See "Non-GAAP Measures and Ratio Reconciliation" in the appendix.*
(2) *Presented on a fully taxable equivalent (FTE) basis using a tax rate of 21.0%.*

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Cadence Bank, N.A. Member FDIC

First Quarter 2020 Highlights, continued $ in millions, except per share and unless otherwise indicated (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 3/31/20 vs. 3/31/19. QoQ represents 3/31/20 vs. 12/31/19. (2) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. (3) Annualized for the three month periods.

Adj. Net Income ($mm) Key Profitability Metrics – Adjusted (“Non-GAAP”)(1) Adj. Earnings Per Share Adj. Return on Tangible Equity Adj. Return on Average Assets (1) “Adjusted” figures are considered non-GAAP financial measures. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. $ in millions, except per share and unless otherwise indicated

Historical Financial Performance 44% 62% 74% 17% 26% 74% 80% 84% 20% 16% 92% 8% 96% 4% (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. 3.66% 3.58% 3.55% 4.21% 3.97% 3.94% 3.89% 3.80% Net Interest Margin (%)

Capital Strength (1) Represents FDIC PCA Minimum and Well-Capitalized capital ratio thresholds for banks. (2) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix.

Highlights Loan Portfolio Metrics $ in millions, unless otherwise indicated Diversified Loan Portfolio(3) (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 3/31/20 vs. 3/31/19. QoQ represents 3/31/20 vs. 12/31/19. (2) Period-End Data. Figures may not total due to rounding. (3) Amounts represent total gross loans. Under CECL, loan balances are stated at amortized cost, which is net of unearned income and are not directly comparable to prior periods. Loan Breakdown and Historical Comparison Loans declined $318 million or -2% from a year ago, primarily due to the sale of equipment financing loans of $130 million in 2Q19, sales of homebuilder finance loans of $47.1 million in 1Q20, and targeted declines in restaurant and leveraged loans. The 3% QoQ increase reflect draws on existing lines of credit of $457.3 million, and modest new originations, partially offset by routine paydowns. While not impacting 1Q20, our SBA preferred lender status allowed us to secure PPP funding of approximately $1 billion to date. We anticipate related interest revenue of $25-$30 million related to the associated loan fees. *Note: Upon implementation of CECL, Small Business Lending is included in C&I and CRE.

Credit Quality $ in millions, unless otherwise indicated Nonperforming Assets(2) Highlights Allowance for Credit Losses Rollforward(1) (1) Allowance for credit losses reflected funded loans. Provisions for loan losses do not include reserve for unfunded commitments. (2) NPA% represents total nonperforming assets (NPAs) to total loans and OREO and other NPAs. NPA increase of $35.5 million due to CECL implementation in the 1Q20 (3) Cumulative effect of the adoption of CECL Net charge-offs were $32.5 million or 0.99% annualized of average loans in 1Q20 down compared to $35.3 million or 1.04% in the prior quarter. The current quarter charge-offs included $19.0 million in three general C&I credits, $9.4 million in four restaurant credits, and $0.8 million in one energy credit. Provision for 1Q20 was $83.4 million as compared to $27.1 million for 4Q19. The current quarter’s provision was driven by CECL methodology which included an economic forecast that was significantly adversely affected by the COVID-19 pandemic and lower oil prices. Upon our adoption of CECL on January 1, 2020, we recorded an increase of $75.9 million, a 63.4% increase, to our allowance for credit losses (“ACL”). ACL was $245.2 million or 1.83% of total loans at 1Q20. NPLs at 3/31/20 increased $35.5 million due to CECL implementation. Criticized loans increased to $665.7 million or 4.97% of total loans compared to $605.1 million or 4.66% in the prior quarter with additions driven by migration in energy and general C&I credits.

Highlights Core Deposit Growth $ in millions, unless otherwise indicated Deposit Growth Deposit Breakdown and Comparison (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 3/31/20 vs. 3/31/19. QoQ represents 3/31/20 vs. 12/31/19. (2) Core deposits are defined as total deposits excluding brokered deposits. (3) Period-End Data. Figures may not total due to rounding. Core Deposit Geography (3/31/20) Noninterest-bearing deposits increased to 27% of total deposits, +$126 million or 3% since 4Q19 and +$750 million or 23% from 1Q19. Core deposits(2) of $13.9 billion down 4% QoQ, reflect a strategic reduction in deposit rates (down 18bp QoQ) through exit of certain higher priced and larger depositor relationships. The quarter also included seasonal public fund and corporate deposit declines, partially offset by granular core deposit account growth of nearly $550 million.

Net Interest Margin

NIM, Yields & Costs



6.05%
5.82%
5.72%
5.63%
5.35%
4.21%
3.97%
3.94%
3.89%
3.80%
3.01%
2.89%
2.78%
2.68%
2.65%
1.30%
1.39%
1.32%
1.14%
0.96%
1Q19
2Q19
3Q19
4Q19
1Q20
Yield on Loans
NIM (FTE)
Yield on Securities (FTE)
Cost of Total Deposits

Net Interest Margin (TE) Rollforward[1]

4Q 2020 NIM	**3.89%**
Loan Yields Excl Accretion	-0.20%
Accretion	-0.11%
Hedge Income	0.04%
Other Earning Assets	0.02%
Deposits	0.16%
Other Borrowings	0.00%
1Q 2020 NIM	**3.80%**

Highlights

- Net interest margin (tax equivalent) was 3.80% in 1Q20 vs. 3.89% for 4Q19. Lower accretion accounted for 11 basis points of decline in 1Q20[1]. All other NIM changes were net positive 2bp as we more than offset the effect of declining rates on our earning assets through the impact of our deposit cost management and hedging.
- The termination of the $4.0 billion notional interest rate collar during the quarter, resulted in a gain of $261.2 million, currently reflected in other comprehensive income net of taxes. The gain, est. at ~$1.63 per share, is expected to amortize over the next four years into interest income, regardless of the interest rate environment.
- Total cost of funds at 1.05% and total cost of deposits at 0.96%, represent declines of 18 basis points for each QoQ due to the active management of funding costs.
- Yield on originated loans (excluding hedging) was 4.75% in 1Q20, as compared to 5.00% 4Q19. Approximately 67% of the total loan portfolio was floating at March 31, 2020, which drove the declines in originated loan yields in the first quarter of 2020.
- In a +100bp interest rate parallel shock scenario, NII of +11.4% in 1Q20 vs -1.3% at 4Q19, using a 39% total deposit beta assumption, with renewed asset sensitivity driven by the collar termination.

[1] Accretion on acquired loans totaled $9.8 million for the first quarter of 2020, including both acquired non-credit impaired and purchased credit deteriorated ("PCD") loan accretion. As part of CECL implementation, interest income recognized on PCD loans is now reported as loan interest where it was previously considered in ACI loan accretion. The comparable PCD loan interest for the periods amounts to $3.0 million, $3.6 million and $3.8 million for the quarters ended March 31, 2020, March 31, 2019 and December 31, 2019. PCD accretion was $2.0 million for the first quarter of 2020 as compared to comparable accretion of $6.0 million for the fourth quarter of 2019. We have normalized PCD income and PCD accretion to CECL presentation for comparability and clarification.

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Cadence Bank, N.A. Member FDIC

Highlights Breakdown of Noninterest Income Total Noninterest Income Composition(2) Total Noninterest Income Growth $ in millions, unless otherwise indicated Assets Under Management(3) (1) As an SBA preferred lender, Cadence Bank facilitated Paycheck Protection Program (“PPP”) loan applications as part of the CARES (Coronavirus Aid, Relief, and Economic Security) Act. (2) Figures may not total due to rounding. (3) Total Assets Under Management adjusted to exclude escrow, safekeeping & QSF. Total Noninterest Income / Operating Revenue 15.3% 16.5% 17.8% 17.4% 18.6 % Total noninterest income of $35.1 million, an increase of $1.2 million or 3.5% over the linked quarter, due to higher credit related fees and service charges on deposits offset by decreases in investment advisory revenue impacted by declines in market values. Total noninterest income as a percent of operating revenue for the first quarter of 2020 was 18.6% as compared to 15.3% for the first quarter of 2019 and 17.4% for the fourth quarter of 2019.

Expense Management & Operating Leverage Adj. Pre-Tax, Pre-Provision Net Earnings(1) Highlights Adj. Efficiency Ratio(1) (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. Adj. Operating Revenue(1) & Adj. Noninterest Exp.(1) $ in millions, unless otherwise indicated Adj. Operating Revenue Adj. Noninterest Expense Adj. noninterest expense (1) of $92.6 million, down $5.8 million or -6% from $98.4 million in the prior quarter, driven by lower personnel costs primarily related to a reduction in incentive compensation and other compensation accruals reflecting the current environment. Adj. pre-tax, pre-provision (1) net earnings of $93.0 million or 2.11% of average assets in 1Q20 compared to $94.9 million or 2.11% in 4Q19. Adj. efficiency ratio(1) of 49.9% compared to 50.9% for 4Q19.

Appendix

Net Interest Income Dynamics $ in millions, unless otherwise indicated (1) Favorable (Unfavorable) comparison versus prior period. Note: Figures may not total due to rounding.

Summary Income Statement $ in millions (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. Note: Figures may not total due to rounding.

Components of Net Income $ in millions (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. Note: Figures may not total due to rounding.

Summary Balance Sheet – Period End $ in millions Note: Figures may not total due to rounding.

Allowance for Credit Losses (ACL) Rollforward $ in thousands Note: Figures may not total due to rounding. (1) Represents the activity in the ACL for funded loans. (2) The Company adopted ASU 2016-13, Financial Instruments – Credit Losses (“CECL”), on January 1, 2020 and recorded this cumulative effect adjustment as a result of accounting change.

Criticized Loans by Segment $ in thousands (1) Upon implementation of CECL, Small Business Lending is included in commercial and industrial and commercial real estate.

Nonperforming Assets $ in thousands Note: Figures may not total due to rounding. (1) With the adoption of CECL, an additional $35.5 million of loans were classified as nonperforming loans in 1Q20 or 89% of the increase during the quarter.

Nonperforming and 90+ Days Past Due Loans $ in millions, unless otherwise indicated (1) With the adoption of CECL, an additional $35.5 million of loans were classified as nonperforming loans in 1Q20 or 89% of the increase during the quarter. (1) (1)

Classified and Criticized Loans $ in millions, unless otherwise indicated (1) Classified Loan % represents total classified loans to total loans held for investment (HFI) (2) Criticized Loan % represents total criticized loans to total loans held for investment (HFI)

Portfolio Overview1 Specialized Industries: Restaurant Banking $ in millions, unless otherwise indicated Restaurant Industry Loans1 $688 million or 68% of total are QSR, historically drive-in business has been 70% of revenue. Nearly 50% of portfolio ($496 million, 39 clients) is weighted in the following national QSR concepts: Taco Bell, KFC, Pizza Hut, Wendy’s, Burger King Big franchisors have several levers to pull - they can reduce or defer royalty payments, advertising, capex and rent expense for a period of time 3-year net charge-offs total $30.3 million (1) Total Restaurant Industry Loans for Cadence Bancorporation, as reported in our publicly filed financial statements, are based on NAICS codes and include certain loans originated outside of the Cadence Bank Restaurant Group (CBRG). CBRG total loans of $1,010.1 million as of 3/31/20. Other figures are for CBRG only. CBRG Sector Concentration1 CBRG Concept Exposure Mix1 Over 7,500 units geographically diversified in U.S.

Restaurant Portfolio Limited Service ($737mm or 73%) QSR ($688mm or 68%) Consists of large multi-unit franchisees in nationally recognized brands and account for over 7,500 units geographically diversified throughout the US.  Historically drive-in business has been ~70% of revenue for this segment.  Approximately two-thirds of these franchisees operate greater than 100 units.  $496mm or nearly 50% of our total portfolio is underpinned by franchisee loans to leading brands – Taco Bell, KFC and Pizza Hut (YUM! Brands) of $332mm or 33%, and another $164mm or 16% to franchisees of Wendy’s and Burger King. These are well-established franchisors with a history of supporting their brands and franchisees. Fast Casual ($49mm or 5%) Dining rooms closed for several weeks Meaningful part of historical sales are off-premise (takeout and delivery), so adjusting to dining room closures Full Service ($214mm or 21%) Most stressed segment of our portfolio, with weekly sales dropping 60%+ after Shelter-In-Place order Dining rooms closed, adjusting business and labor models to off-premise only (1) Total Restaurant Industry Loans for Cadence Bancorporation, as reported in our publicly filed financial statements, are based on NAICS codes and include certain loans originated outside of the Cadence Bank Restaurant Group (CBRG). CBRG total loans of $1,010.1 million as of 3/31/20. Other figures are for CBRG only.

Restaurant Portfolio (cont'd)

- ***Other Portfolio Observations***
  - We bank 20 of the Top 40 franchisees in the country, representing $408mm or 41% of our restaurant portfolio.
    - These borrowers have size, scale and experience with a combined $12B in annual revenue and an average of 350 stores per borrower.
    - Our restaurant portfolio was built around strong relationships with larger companies with national brands, access to capital, national/global advertising spend, training programs, active menu development and roll out plans.
  - $248mm (25% of portfolio) is underpinned by real estate collateral.
  - Pizza QSR of $103mm with 7 clients – existing delivery/pick up is allowing this sector to show the best same store sales trends.

- ***Crisis Response***
  - Currently, 44 clients, representing ~50% of portfolio outstandings, have made formal requests to restructure their credit facilities and or operate under a forbearance agreement for the next 90-days.
  - Revolver Draws: 10 clients totaling $46mm in new advances, funded mid-March for liquidity cushion.
  - 90+% of CADE's Restaurant Banking portfolio has submitted applications for loans through the SBA's Payroll Protection Plan ("PPP").
    - CADE processing over $147mm in PPP applications for Restaurant clients.

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[1] Total Restaurant Industry Loans for Cadence Bancorporation, as reported in our publicly filed financial statements, are based on NAICS codes and include certain loans originated outside of the Cadence Bank Restaurant Group (CBRG). CBRG total loans of $1,010.1 million as of 3/31/20. Other figures are for CBRG only.

Cadence Bank, N.A. Member FDIC

Portfolio Overview Energy Portfolio $ in millions, unless otherwise indicated Energy Industry Loans (Quarterly) Our team of relationship managers with between 15 to 30+ years of experience, have significant industry and customer expertise Conservative sector level (Midstream, E&P, Services) underwriting guidelines, active portfolio monitoring, and ongoing stress testing 63% of energy loans consist of Midstream, with a solid credit history since inception 3-year net charge-offs total $23.4 million Portfolio Mix (3/31/20) Portfolio Trends (2014 - 2019) Energy Loans / Total Loans 17.6% 15.4% 12.6% 11.3% 12.8% 10.9 % Energy NPLs / Energy Loans 0.6% 4.5% 12.1% 4.6% 1.6% 0.7 % Note: Approximately, 77% of the underlying reserves are oil and 23% are natural gas and natural gas liquids. .

Seasoned Energy Portfolio Midstream 76 borrowers: $937mm of funded balances ($12.3mm avg) and $1.5b of commitments ($19.7mm avg). Closed over $2.2b midstream loans since formation in 2012 and less than $5mm net chargeoffs. Recognized as a top underwriter in the private equity midstream space with ~30% lead agent on originated credits. Midstream portfolio are almost exclusively comprised of long-term, fee-based revenue (no direct commodity price exposure) with Acreage Dedications and Minimum Volume Contracts. Low portfolio leverage (average of ~2.8x), significant equity capitalization (average debt/capital ~39%), and diversity of asset type and basin location. Majority of the portfolio backed by large energy focused PE funds and operated by highly experienced management teams with long term relationships and track records with Cadence Midstream Bankers. Exploration & Production 21 borrowers: $337mm of funded balances ($9.9mm avg) and $426mm of commitments ($12.5mm avg). E&P loans down from peak of $591mm and have been in “risk off” position. Since 2014, our sharpened due diligence, as well as our active portfolio management, have managed out of a number of credit relationships. Last 6 years of credit originations have been stable. No non-performing or non-pass rated clients nor any loss experience for loans originated since the beginning of 2014. Working with our clients to manage through this difficult period, as most are focused on maximizing cash flow and downside protection. Clients restructuring and optimizing their hedge strategies where appropriate. Our clients have a material amount of hedges in place which is an important mitigating factor, but not a static situation. We expect manageable near term results and carefully monitor duration risk as the major factor. Energy Services 41 borrowers: $207mm of funded balances ($5mm avg) and $295mm of commitments ($7.2mm avg). Limited Energy Services exposure to drilling and majority of the exposure in ongoing well production.

Energy Loans Detail $ in millions Note: Figures may not total due to rounding.

Energy Portfolio: 2014 vs. Today Lifetime-to-date energy portfolio net charge offs of $63 million, include one large energy credit charge off of $32 million in 2016. Energy sector loans were 11% of total loans at March 31, 2020 compared to 18% of total loans as of December 31, 2014.

Cadence Hospitality Exposure Total hospitality(1) exposure of $270 million outstanding on a total of 88 loans The legacy State Bank hospitality portfolio has been reduced by Cadence following the merger The weighted average loan-to-value ratio for the hospitality portfolio (excludes $19 million of SBA) is 52% Approximately $89 million of loans have applied for 90 day deferral Small portfolio (2% of total loans), long-term clients, multiples transactions Geographically diverse within our markets (1) Hospitality are based on NAICS codes.

Non-GAAP Measures and Ratio Reconciliation $ in millions Note: Figures may not total due to rounding.

Non-GAAP Measures and Ratio Reconciliation, continued Note: Figures may not total due to rounding. (1) Annualized for the three month periods. $ in millions, except per share and unless otherwise indicated

Non-GAAP Measures and Ratio Reconciliation, continued $ in millions, except per share and unless otherwise indicated (1) Annualized for the three month periods. Note: Figures may not total due to rounding.